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Exhibit 5.3

CONSENT OF EXPERT

        Each of the undersigned hereby consents to the references to, and the information derived from, the report titled "Updated Technical Report (Updated Feasibility Study) Western Bushveld Joint Venture (Elandsfontein and Frischgewaagd)", dated November 20, 2009 and to the references, as applicable, to the undersigned's name, in each case, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 10, 2012, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ GORDON I. CUNNINGHAM Name: Gordon I. Cunningham
Date: December 21, 2012

/s/ TIMOTHY SPINDLER Name: Timothy Spindler
Date: December 21, 2012

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  Exhibit 5.3
CONSENT OF EXPERT